EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date:	February 12, 2021

By:	/s/ Gilbert H. Kliman		INTERWEST PARTNERS VIII, LP
Name:	Gilbert H. Kliman		By:	InterWest Management Partners VIII, LLC
its General Partner

			By:	/s/ Gilbert H. Kliman

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ Gilbert H. Kliman
Managing Director